EXHIBIT 5.1
November 14, 2007
Kona Grill, Inc.
7150 E. Camelback Road, Suite 220
Scottsdale, AZ 85251

Re:	Registration Statement on Form S-3 Kona Grill, Inc.
Ladies and Gentlemen:
     We have acted as legal counsel to Kona Grill, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 described herein (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 14, 2007 under the Securities Act of 1933, as amended. The Registration Statement relates to the resale of an aggregate of 950,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares may be sold from time to time by certain of the Company’s stockholders (the “Selling Stockholders”).
     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company, as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.
     Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid, and nonassessable.
     For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties, and interest which are due and owing to the state of Delaware.
     We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including interpretation of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Kona Grill, Inc.
November 14, 2007

     We hereby expressly consent to any reference to our firm in the Registration Statement, to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

Very truly yours,
/s/ Greenberg Traurig, LLP